POWER3 MEDICAL PRODUCTS, INC.

2009 STOCK INCENTIVE PLAN

1.

Purpose.  The purpose of the Power3 Medical Products, Inc. 2009 Stock Incentive Plan (the “Plan”) is to enhance the ability of Power3 Medical Products, Inc. (the “Company”) and its Subsidiaries to attract, compensate and retain officers, employees, directors and consultants of outstanding ability and to provide selected officers, employees, directors and consultants with an interest in the Company parallel to that of the Company’s stockholders.  The term “Company” as used in this Plan with reference to employment will include the Company and its Subsidiaries, as appropriate.

2.

Definitions.

(a)

“Award” means an award determined in accordance with the terms of the Plan.

(b)

“Board” means the Board of Directors of the Company.

(c)

“Cause” means (i) if a Participant is party to an employment agreement or similar agreement with the Company and such agreement includes a definition of Cause, the definition contained therein or (ii) if no such employment or similar agreement exists, it means (A) the Participant’s commission of an act of fraud or embezzlement against the Company,  (B) a good faith finding by the Company of the Participant’s consistent willful dishonesty, gross negligence or misconduct after written notice of such and reasonable opportunity to cure, (C) a material breach by the Participant of any fiduciary duty to the Company, any agreement between the Company and the Participant relating to Employee’s employment or any written Company employment policies or rules, if such breach causes material harm to the Company, after written notice of such breach and reasonable opportunity to cure or (D) the Participant’s conviction for, or his or her plea of guilty or nolo contendere to, a felony under the laws of the United States or any state.

(d)

“Change in Control” of the Company means any of the following that occurs in a single transaction or series of related transactions:  (i) the direct or indirect sale or exchange by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company (other than the sale or exchange of such voting stock to (A) a trustee or other fiduciary holding stock under one or more employee benefit plans maintained by the Company, or (B) any entity that, immediately prior to such sale or exchange, is owned directly or indirectly by the stockholders of the Company in approximately the same proportion as their ownership of voting stock in the Company immediately prior to such sale or exchange); (ii) a merger or consolidation in which the stockholders of the Company immediately before the transaction do not retain, immediately after the transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting stock of the Company; (iii) the sale, exchange, lease or transfer of all or substantially all of the assets of the Company (unless, following such transaction, such assets are owned by a company or other entity and the stockholders of the Company immediately before the transaction have direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of such company or entity) or (iv) the complete liquidation or dissolution of the Company.  Notwithstanding the foregoing provisions of this Section 2(d), in the event an Award issued under the Plan is subject to Section 409A of the Code, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of Section 409A of the Code, the definition of “Change in Control” for purposes of such Award shall be the definition provided for under Section 409A of the Code and the regulations or other guidance issued thereunder.

(e)

“Code” means the Internal Revenue Code of 1986, as amended.

(f)

“Committee” means a committee of at least two members of the Board appointed by the Board to administer the Plan and to perform the functions set forth herein and who are “non-employee directors” within the meaning of Rule 16b-3 as promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and who are also “outside directors” within the meaning of Section 162(m) of the Code.

(g)

“Common Stock” means the common stock, par value $0.001 per share, of the Company.

(h)

“Continuous Service” means that the Participant’s service as an employee, director or consultant with the Company or a Subsidiary is not interrupted or terminated.  The Participant’s Continuous Service will not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or a Subsidiary as an employee, director or consultant or a change in the entity for which the Participant renders such service; provided, that, there is no interruption or termination of the Participant’s Continuous Service other than an approved leave of absence.  The Committee, in its sole discretion, may determine whether Continuous Service will be considered interrupted.  Notwithstanding the foregoing provisions of this Section 2(h), in the event an Award issued under the Plan is subject to Section 409A of the Code, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of Section 409A of the Code, the termination of “Continuous Service” for purposes of such Award shall be the definition of “separation from service” provided for under Section 409A of the Code and the regulations or other guidance issued thereunder.

(i)

“Covered Employee” has the meaning set forth in Section 162(m)(3) of the Code.

(j)

“Disability” has the same meaning as provided in any long-term disability plan maintained by the Company or any Subsidiary in which a Participant then participates (the “LTD Plans”); provided, that, if no such plan exists, it will have the meaning set forth in Section 22(e)(3) of the Code.  Notwithstanding the foregoing provisions of this Section 2(j), in the event an Award issued under the Plan is subject to Section 409A of the Code, then, in lieu of the foregoing definition and to the extent necessary to comply with the requirements of Section 409A of the Code, the definition of “Disability” for purposes of such Award shall be the definition of “disability” provided for under Section 409A of the Code and the regulations or other guidance issued thereunder.

(k)

“Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i)

If the shares of Common Stock are not Publicly Traded, such amount as may be determined by the Committee (acting on the advice of an Independent Third Party, should the Committee elect in its sole discretion to utilize an Independent Third Party for this purpose), in good faith, to be the fair market value per share of Common Stock, or

(ii)

If the shares of Common Stock are Publicly Traded and (i) if the shares of Common Stock are listed on any established national securities exchange, the closing sales price per share of Common Stock on the consolidated transaction reporting system for the principal securities exchange for the Common Stock on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (ii) if the shares of Common Stock are not so listed but are quoted on the Nasdaq Stock Market, the closing sales price per share of Common Stock on the Nasdaq Stock Market on that date, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, or  (iii) if the Common Stock is not so listed or quoted, the mean between the closing bid and asked price on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available, as reported by Nasdaq, or, if not reported by Nasdaq, by the Financial Industry Regulatory Authority, Inc.

(l)

“Immediate Family Member” means, except as otherwise determined by the Committee, a Participant’s spouse, ancestors and descendants.

(m)

“Incentive Stock Option” means a stock option that is intended to meet the requirements of Section 422 of the Code.

(n)

“Nonqualified Stock Option” means a stock option that is not intended to be an Incentive Stock Option.

(o)

“Option” means either an Incentive Stock Option or a Nonqualified Stock Option.

(p)

“Participant” means an employee or director of the Company or its Subsidiaries, or an individual performing advisory or consulting services for the Company or a Subsidiary, with or without compensation, provided that bona fide services must be rendered by such person and such services shall not be rendered in connection with the offer or sale of securities in a capital raising transaction, who is selected to participate in the Plan in accordance with Section 5.

(q)

“Performance Goals” means or may be expressed in terms of any of the following business criteria:  revenue, earnings before interest, taxes, depreciation and amortization (“EBITDA”), funds from operations, funds from operations per share, operating income, pre or after tax income, cash available for distribution, cash available for distribution per share, net earnings, earnings per share, return on equity, return on assets, share price performance, improvements in the Company’s attainment of expense levels, and implementing or completion of critical projects, or improvement in cash-flow (before or after tax).  A

Performance Goal may be measured over a Performance Period on a periodic, annual, cumulative or average basis and may be established on a corporate-wide basis or established with respect to one or more operating units, divisions, subsidiaries, acquired businesses, minority investments, partnerships or joint ventures.  Unless otherwise determined by the Committee by no later than the earlier of the date that is 90 days after the commencement of the Performance Period or the day prior to the date on which 25 percent of the Performance Period has elapsed, the Performance Goals will be determined by not accounting for a change in GAAP during a Performance Period.

(r)

“Performance Objective” means the level or levels of performance required to be attained with respect to specified Performance Goals in order that a Participant becomes entitled to specified rights in connection with an Award of performance shares.

(s)

“Performance Period” means the calendar year, or such other shorter or longer period designated by the Committee, during which performance will be measured in order to determine a Participant’s entitlement to receive payment of an Award.

(t)

The Common Stock is “Publicly Traded” if the Common Stock subjects the Company to the periodic reporting requirements of Sections 12(g) or 15(d) of the Exchange Act.

(u)

“Subsidiary” means any affiliate of the Company selected by the Board; provided, that, with respect to Incentive Stock Options, it means any subsidiary of the Company that is a corporation and that at the time qualifies as a “subsidiary corporation” within the meaning of Section 424(f) of the Code.

3.

Shares Subject to the Plan.  Subject to adjustment in accordance with Section 18, the total of the number of shares of Common Stock which will be available for the grant of Awards under the Plan may not exceed 40,000,000 shares of Common Stock; provided, that, for purposes of this limitation, any Common Stock subject to an Option that is canceled or expires without exercise will again become available for subsequent Awards under the Plan.  Upon forfeiture of Awards in accordance with the provisions of the Plan and the terms and conditions of the Award, such shares will again be available for subsequent Awards under the Plan.  Subject to adjustment in accordance with Section 18, no employee may be granted, during any one year period, Options to purchase more than 10,000,000 shares of Common Stock and, the number of shares of Common Stock subject to any Awards other than Options or stock appreciation rights may not exceed 40,000,000 shares of Common Stock.  Common Stock available for issue or distribution under the Plan will consist of authorized and unissued shares or shares reacquired by the Company in any manner.

4.

Administration.

(a)

The Plan will be administered by the Committee.  All references to the Committee hereinafter means the Board if the Board has not appointed any such Committee.  Notwithstanding the foregoing, the Board or Committee may (i) delegate to a committee of one or more members of the Board who are not “outside directors” within the meaning of Section 162(m) of the Code the authority to grant Awards to eligible persons who are either (A) not then

Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Award or (B) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code or (ii) delegate to a committee of one or more members of the Board who are not “non-employee directors” within the meaning of Rule 16b-3 the authority to grant Awards to eligible persons who are not subject to Section 16 of the Exchange Act.

(b)

The Committee will (i) approve the selection of Participants, (ii) determine the type of Awards to be made to Participants, (iii) determine the number of shares of Common Stock subject to Awards, (iv) determine the terms and conditions of any Award granted hereunder (including, but not limited to, any restriction and forfeiture conditions on such Award) and (v) have the authority to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements entered into hereunder, and to make all other determinations necessary or advisable for the administration of the Plan.  The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it deems desirable to carry it into effect.

(c)

Any action of the Committee will be final, conclusive and binding on all persons, including the Company and its Subsidiaries and stockholders, Participants and persons claiming rights from or through a Participant.

(d)

The Committee may delegate to officers or other employees of the Company or any Subsidiary, and to service providers, the authority, subject to such terms as the Committee determines, to perform administrative functions with respect to the Plan and Award agreements.

(e)

Members of the Committee and any officer or other employee of the Company or any Subsidiary acting at the direction of, or on behalf of, the Committee will not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and will, to the extent permitted by law, be fully indemnified by the Company with respect to any such action or determination.

5.

Eligibility.  Individuals eligible to receive Awards under the Plan will be the Participants selected by the Committee; provided, that, only employees of the Company and its Subsidiaries may be granted Incentive Stock Options.  In addition, Awards (other than Incentive Stock Options) may be made to individuals who are not currently employees, directors, or consultants of the Company and its Subsidiaries, which are granted conditioned on such individual becoming an employee, director or consultant.

6.

Awards.  Awards under the Plan may consist of Options, restricted Common Stock, restricted Common Stock units, performance shares, performance share units, purchases, share awards, stock appreciation rights or other awards based on the value of the Common Stock.  Incentive Stock Options may only be granted to employees of the Company and its Subsidiaries.  Awards will be subject to the terms and conditions of the Plan and, to the extent an Award issued under the Plan is subject to Section 409A of the Code, in compliance with the applicable requirements of Section 409A of the Code and the regulations or other guidance issued thereunder.  Awards may be evidenced by an agreement containing such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee deems desirable.

7.

Options.  Options may be granted under the Plan in such form as the Committee may from time to time approve pursuant to terms set forth in an Option agreement.

(a)

Types of Options.  Each Option agreement must state whether or not the Option will be treated as an Incentive Stock Option or Nonqualified Stock Option.  The aggregate Fair Market Value of the Common Stock for which Incentive Stock Options granted to any one employee under this Plan or any other incentive stock option plan of the Company or of any of its Subsidiaries may by their terms first become exercisable during any calendar year may not exceed $100,000 (based upon Fair Market Value of the Common Stock on the date each respective Option is granted).  In the event such threshold is exceeded in any calendar year, such excess Options will be automatically deemed to be Nonqualified Stock Options.  To the extent that any Option granted under this Plan that is intended to be an Incentive Stock Option fails for any reason to qualify as such at any time, such Option will be a Nonqualified Stock Option.

(b)

Option Price. The purchase price per share of the Common Stock purchasable under an Option will be determined by the Committee; provided, however, the exercise price for Incentive Stock Options may be not less than 100% of the Fair Market Value of the Common Stock on the date of the grant and in the case of Incentive Stock Options granted to an employee owning stock possessing more than 10% of the total combined voting power of all classes of shares of the Company and its Subsidiaries (a “10% Stockholder”) the price per share specified in the agreement relating to such Option may not be less than 110% of the Fair Market Value per share of the Common Stock on the date of grant.  Notwithstanding any other provision in this Plan to the contrary, the Committee may reduce the option price of any outstanding Option either through a direct amendment to such Option or through a cancellation of such Option and immediate grant of a new Option with a lower option price or in any other manner it deems appropriate.

(c)

Option Period.  The term of each Option will be fixed by the Committee, but no Option may be exercisable after the expiration of ten years from the date the Option is granted; provided, that, in the case of Incentive Stock Options granted to 10% Stockholders, the term of such Option may not exceed five years from the date of grant.  Notwithstanding the foregoing, unless otherwise provided in an Award agreement, upon the death or Disability of a Participant, Options (other than Incentive Stock Options) that would otherwise remain exercisable following such death or Disability, will remain exercisable for one year following such death, notwithstanding the term of such Option.

(d)

Exercisability.  Each Option will vest and become exercisable at a rate determined by the Committee on the date of grant.

(e)

Method of Exercise.  Options may be exercised, in whole or in part, by giving written notice of exercise to the Company in a form approved by the Company specifying the number shares of Common Stock to be purchased.  Such notice must be accompanied by the payment in full of the Option exercise price. The exercise price of the Option may be paid by (i) cash or certified or bank check, (ii) surrender of Common Stock held by the optionee for at least six months prior to exercise (or such longer or shorter period as may be required to avoid a charge to earnings for financial accounting purposes) or the attestation of ownership of such shares, in either case, if so permitted by the Company, when such Common Stock has a Fair Market Value equal to the aggregate exercise price of the Option at the time of exercise, (iii) if established by the Company, through a “same day sale” commitment from optionee and a broker-dealer that is acceptable to the Company that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby the optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased sufficient to pay for the total exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the total exercise price directly to the Company, (iv) through additional methods prescribed by the Committee, all under such terms and conditions as deemed appropriate by the Committee in its discretion, or (v) by any combination of the foregoing, and, in all instances, to the extent permitted by applicable law.   A Participant’s subsequent transfer or disposition of any Common Stock acquired upon exercise of an Option will be subject to any Federal and state laws then applicable, specifically securities law, and the terms and conditions of this Plan.

8.

Restricted Common Stock.  The Committee may from time to time award restricted Common Stock under the Plan to eligible Participants.  Shares of restricted Common Stock may not be sold, assigned, transferred or otherwise disposed of, or pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose, for such period (the “Restricted Period”) as the Committee determines.  The Committee may define the Restricted Period in terms of the passage of time or in any other manner it deems appropriate.  The Committee may alter or waive at any time any term or condition of restricted Common Stock that is not mandatory under the Plan.  Unless otherwise determined by the Committee, upon termination of a Participant’s Continuous Service with the Company for any reason prior to the end of the Restricted Period, the restricted Common Stock will be forfeited and the Participant will have no right with respect to the Award.  Except as restricted under the terms of the Plan and any Award agreement, any Participant awarded restricted Common Stock will have all the rights of a stockholder including, without limitation, the right to vote restricted Common Stock.  If a share certificate is issued in respect of restricted Common Stock, the certificate will be registered in the name of the Participant, but will be held by the Company for the account of the Participant until the end of the Restricted Period.  The Committee may also award restricted Common Stock in the form of restricted Common Stock units having a value equal to an identical number of shares of Common Stock.  Payment of restricted Common Stock units will be made in Common Stock or in cash or in a combination thereof (based upon the Fair Market Value of the Common Stock on the day the Restricted Period expires), all as determined by the Committee in its sole discretion.  The provisions of Restricted Stock need not be the same with respect to each Participant.

9.

Performance Shares.

(a)

Type of Awards.  Performance shares may be granted in the form of actual shares of Common Stock or Common Stock units having a value equal to an identical number of shares of Common Stock.  In the event that a share certificate is issued in respect of performance shares, such certificate will be registered in the name of the Participant, but will be held by the Company until the time the performance shares are earned.  The Performance Objectives and the length of the Performance Period will be determined by the Committee.  The

Committee determines in its sole discretion whether performance shares granted in the form of Common Stock units will be paid in cash, Common Stock, or a combination of cash and Common Stock.

(b)

Performance Objectives. The Committee will establish the Performance Objective for each Award of performance shares, consisting of one or more business criteria permitted as Performance Goals hereunder, one or more levels of performance with respect to each such criteria, and the amount or amounts payable or other rights that the Participant will be entitled to upon achievement of such levels of performance.  The Performance Objective will be established by the Committee prior to, or reasonably promptly following the inception of, a Performance Period but, to the extent required by Section 162(m) of the Code, by no later than the earlier of the date that is 90 days after the commencement of the Performance Period or the day prior to the date on which 25 percent of the Performance Period has elapsed. More than one Performance Goal may be incorporated in a Performance Objective, in which case achievement with respect to each Performance Goal may be assessed individually or in combination with each other.  The Committee may, in connection with the establishment of Performance Objectives for a Performance Period, establish a matrix setting forth the relationship between performance on two or more Performance Goals and the amount of the Award of performance shares payable for that Performance Period.  The level or levels of performance specified with respect to a Performance Goal may be established in absolute terms, as objectives relative to performance in prior periods, as an objective compared to the performance of one or more comparable companies or an index covering multiple companies, or otherwise as the Committee may determine.  Performance Objectives must be objective and must otherwise meet the requirements of Section 162(m) of the Code.  Performance Objectives may differ for performance shares granted to any one Participant or to different Participant An Award of performance shares to a Participant who is a Covered Employee must (unless the Committee determines otherwise) provide that in the event of the Participants termination of Continuous Service prior to the end of the Performance Period for any reason, such Award will be payable only (i) if the applicable Performance Objectives are achieved and (ii) to the extent, if any, as the Committee determines.

(c)

Certification.  Following the completion of each Performance Period, the Committee must certify in writing, in accordance with the requirements of Section 162(m) of the Code, whether the Performance Objectives and other material terms of an Award of performance shares have been achieved or met.  Unless the Committee determines otherwise, performance shares may not be settled until the Committee has made the certification specified under this Section 9(c).

(d)

Adjustment.  The Committee may, in its discretion, reduce or eliminate the amount of payment with respect to an Award of performance shares to a Covered Employee, notwithstanding the achievement of a specified Performance Objectives; provided, that, no such adjustment may be made that would adversely impact a Participant following a Change in Control.

(e)

Maximum Amount Payable.  Subject to Section 18, the maximum number of performance shares subject to any Award to a Covered Employee is 1,000,000 for each 12 month period during the Performance Period (or, to the extent the Award is paid in cash, the maximum dollar amount of any such Award is the equivalent cash value, based on the Fair Market Value of the Common Stock, of such number of shares of Common Stock on the last day of the Performance Period).

10.

Share Purchases.  The Committee may authorize eligible individuals to purchase Common Stock in the Company at a price equal to, below or above the Fair Market Value of the Common Stock at the time of grant.  Any such offer may be subject to the conditions and terms the Committee may impose.

11.

Stock Appreciation Rights.  The Committee may in its discretion, either alone or in connection with the grant of another Award, grant stock appreciation rights in accordance with the Plan, the terms and conditions of which must be set forth in an agreement. If granted in connection with an Option, a stock appreciation right will cover the same number of shares of Common Stock covered by the Option (or such lesser number of shares as the Committee may determine) and will, except as provided in this Section 11, be subject to the same terms and conditions as the related Option.

(a)

Time of Grant.  A stock appreciation right may be granted (i) at any time if unrelated to an Option, or (ii) if related to an Option, either at the time of grant, or in the case of Nonqualified Stock Options, at any time thereafter during the term of such Option.

(b)

Stock Appreciation Right Related to an Option.

(i)

A stock appreciation right granted in connection with an Option will be exercisable at such time or times and only to the extent that the related Options are exercisable, and will not be transferable except to the extent the related Option may be transferable. A stock appreciation right granted in connection with an Incentive Stock Option will be exercisable only if the Fair Market Value of a share of Common Stock on the date of exercise exceeds the purchase price specified in the related Incentive Stock Option agreement.

(ii)

Upon the exercise of a stock appreciation right related to an Option, the Participant will be entitled to receive an amount determined by multiplying (A) the excess of the Fair Market Value of a share of Common Stock on the date preceding the date of exercise of such stock appreciation right over the per share purchase price under the related Option, by (B) the number of shares of Common Stock as to which such stock appreciation right is being exercised.  Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any stock appreciation right by including such a limit in the agreement evidencing the stock appreciation right at the time it is granted.

(iii)

Upon the exercise of a stock appreciation right granted in connection with an Option, the Option will be canceled to the extent of the number of shares as to which the stock appreciation right is exercised, and upon the exercise of an Option granted in connection with a stock appreciation right, the stock appreciation right will be canceled to the extent of the number of shares of Common Stock as to which the Option is exercised or surrendered.

(c)

Stock Appreciation Right Unrelated to an Option.  The Committee may grant to a Participant stock appreciation rights unrelated to Options.  Stock appreciation rights unrelated to Options will contain such terms and conditions as to exercisability, vesting and duration as the Committee determines, but in no event may they have a term of greater than ten years; provided, that, unless otherwise provided in an Award agreement, upon the death or Disability of a Participant, stock appreciation rights that would otherwise remain exercisable for a period of time following such death or Disability, will remain exercisable for one year following death notwithstanding the term of the Award.  Upon exercise of a stock appreciation right unrelated to an Option, the Participant will be entitled to receive an amount determined by multiplying (i) the excess of the Fair Market Value of a share on the date preceding the date of exercise of such stock appreciation right over the per share exercise price of the stock appreciation right, by (ii) number of shares of Common Stock as to which the stock appreciation right is being exercised.  Notwithstanding the foregoing, the Committee may limit in any manner the amount payable with respect to any stock appreciation right by including such a limit in the agreement evidencing the stock appreciation right at the time it is granted.

(d)

Method of Exercise.  Stock appreciation rights may be exercised by a Participant only by a written notice delivered in person or by mail to the Company at the Company's principal executive office, specifying the number of shares of Common Stock with respect to which the stock appreciation right is being exercised.  If requested by the Committee, the Participant must deliver the agreement evidencing the stock appreciation right being exercised and the agreement evidencing any related Option to the Secretary of the Company, who will endorse thereon a notation of such exercise and return such agreement to the Participant.

(e)

Form of Payment.  Payment of the amount determined under this Section 11 may be made in the discretion of the Committee solely in whole shares of Common Stock in a number determined at their Fair Market Value on the date preceding the date of exercise of the stock appreciation right, or solely in cash, or in a combination of cash and shares. If the Committee decides to make full payment in shares in Common Stock and the amount payable results in a fractional share, payment for the fractional share will be made in cash.

12.

Share Awards.  Subject to such performance and employment conditions, if any, as the Committee may determine, awards of Common Stock or awards based on the value of the Common Stock may be granted either alone or in addition to other Awards granted under the Plan.  Any Awards under this Section 12 and any Common Stock covered by any such Award may be forfeited to the extent so provided in the Award agreement, if any, as determined by the Committee.  Payment of Common Stock awards made under this Section 12 that are based on the value of Common Stock may be made in Common Stock or in cash or in a combination thereof (based upon the Fair Market Value of the Common Stock on the date of payment), all as determined by the Committee in its sole discretion.

13.

Special Provisions.

(a)

  Change in Control.  The Committee may, in its discretion, provide in any Award agreement whether, upon the occurrence of a Change in Control, all Options and stock appreciation rights represented by such Award agreement may automatically become vested and exercisable in full, and all restrictions or performance conditions, if any, on any Common Stock awards, restricted Common Stock, restricted Common Stock units, performance shares or performance share units granted thereunder will automatically lapse.  The Committee may, in its discretion, include such further provisions and limitations in any agreement documenting such Awards as it may deem equitable and in the best interests of the Company.

(b)

Forfeiture.  Notwithstanding anything in the Plan to the contrary, and unless otherwise specifically provided in an Award agreement, in the event of a serious breach of conduct by a Participant or former Participant (including, without limitation, any conduct prejudicial to or in conflict with the Company or its Subsidiary or any material breach of a contractual obligation to the Company or its Subsidiary) the Committee may (i) cancel any outstanding Award granted to such Participant or former Participant, in whole or in part, whether or not vested, and/or (ii) if such conduct or activity occurs within one year following the exercise or payment of an Award, require such Participant or former Participant to repay to the Company any gain realized or payment received upon the exercise or payment of such Award (with such gain or payment valued as of the date of exercise or payment).  Such cancellation or repayment obligation will be effective as of the date specified by the Committee.  Any repayment obligation must be satisfied in cash or, if permitted in the sole discretion of the Committee, it may be satisfied in shares of Common Stock (based upon the Fair Market Value of the share of Common Stock on the date of payment), and the Committee may provide for an offset to any future payments owed by the Company or any Subsidiary to the Participant or former Participant if necessary to satisfy the repayment obligation.  The determination of whether a Participant or former Participant has engaged in a serious breach of conduct will be determined by the Committee in good faith and in its sole discretion.

(c)

Deferral.  The Committee will be authorized to establish procedures pursuant to which the payment of any Award may be deferred.  Subject to the provisions of the Plan and any Award agreement, the recipient of an Award (including, without limitation, any deferred Award) may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, cash dividends, or cash payments in amounts equivalent to cash dividends on shares (“dividend equivalents”), with respect to the number of shares of Common Stock covered by the Award, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) will be deemed to have been reinvested in additional shares or otherwise reinvested.

(d)

Withholding. Upon (a) disposition of shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option granted pursuant to the Plan within two years of the grant of the Incentive Stock Option or within one year after exercise of the Incentive Stock Option, or (b) exercise of a Nonqualified Stock Option (or an Incentive Stock Option treated as a Nonqualified Stock Option), exercise of a stock appreciation right or the vesting or payment of any other Award under the Plan or (c) under any other circumstances determined by the Committee in its sole discretion, the Company will have the right to require any Participant, and such Participant by accepting the Awards granted under the Plan agrees, to pay to the Company the amount of any Federal, state, local income taxes or other taxes incurred by reason of the exercise of Options granted hereunder that the Company may be required to withhold with respect thereto.  In the event of clauses (a), (b) or (c), Participant will pay to the Company such amount as the Company deems necessary to satisfy its minimum tax withholding obligation and such payment will be made: (i) in cash, (ii) to the extent authorized by the Committee, having the Company retain shares which would otherwise be delivered upon exercise of an Option, (iii) to the extent authorized by the Committee, delivering or attesting to ownership of Shares owned by the holder of the Option for at least 6 months prior to the exercise of such Option or (iv) any combination of any such methods.  For purposes hereof, Shares will be valued at Fair Market Value.

14.

Nontransferability; Beneficiaries.  Unless otherwise determined by the Committee with respect to the transferability of Nonqualified Stock Options by a Participant to his Immediate Family Members (or to trusts or partnerships or limited liability companies established for such family members), no Award may be assigned or transferred by the Participant, otherwise than by will or the laws of descent and distribution or pursuant to a beneficiary designation, and Options may be exercised, during the Participant’s lifetime, only by the Participant (or by the Participant’s legal representatives in the event of the Participant’s incapacity).  Each Participant may designate a beneficiary to exercise any Option held by the Participant at the time of the Participant’s death or to be assigned any other Award outstanding at the time of the Participant’s death.  If no beneficiary has been named by a deceased Participant, any Award held by the Participant at the time of death will be transferred as provided in his will or by the laws of descent and distribution.  Except in the case of the holder’s incapacity, an Option may only be exercised by the holder thereof.

15.

No Right to Continuous Service.  Nothing contained in the Plan or in any Award under the Plan will confer upon any Participant any right with respect to the continuation of service with the Company or any of its Subsidiaries, or interfere in any way with the right of the Company or its Subsidiaries to terminate his or her Continuous Service at any time.  Nothing contained in the Plan will confer upon any Participant or other person any claim or right to any Award under the Plan.

16.

Governmental Compliance.  Each Award under the Plan will be subject to the requirement that if at any time the Committee determines that the listing, registration or qualification of any shares issuable or deliverable thereunder upon any securities exchange or under any Federal or state law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition thereof, or in connection therewith, no such grant or award may be exercised or shares issued or delivered unless such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.

17.

Adjustments; Corporate Events.

(a)

In the event of any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event (an “Event”), and in the Committee’s opinion, such event affects the Common Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Award, then the Committee may, in such manner as it may deem equitable, without limitation, adjust any or all of the following: (i) the number and kind of shares of Common Stock (or other securities or property) with respect to which Awards may be granted or awarded; (ii) the number and kind of shares of Common Stock (or other securities or property) subject to outstanding Awards; and (iii) the grant or exercise price with respect to any Award.  Any such adjustment made to an Incentive Stock Option must be made in accordance with Section 424(a) of the Code unless otherwise determined by the Committee in its sole discretion.  The Committee’s determination under this Section 18(a) will be final, binding and conclusive.

(b)

Upon the occurrence of an Event in which outstanding Awards are not to be assumed or otherwise continued following such an Event, the Committee may, in its discretion, terminate any outstanding Award without a Participant’s consent and (i) provide for either the purchase of any such Award for an amount of cash equal to the amount that could have been attained upon the exercise of such Award or realization of the Participant’s rights had such Award been currently exercisable or payable or fully vested or the replacement of such Award with other rights or property selected by the Committee in its sole discretion and/or (ii) provide that such Award may be exercised (whether or not vested) as to all shares covered thereby for at least 30 days prior to such Event.

(c)

The existence of the Plan, the Award agreement and the Awards granted hereunder will not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

18.

Amendment.  The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that (a) no amendment may be made without stockholder approval if such approval is necessary to comply with any applicable law, regulation or stock exchange rule and (b) except as provided in Section 18, no amendment may be made that would adversely affect the rights of a Participant under an Award theretofore granted, without such Participant’s written consent.

19.

General Provisions.

(a)

The Committee may require each Participant purchasing or acquiring shares pursuant to an Award under the Plan to represent to and agree with the Company in writing that such Participant is acquiring the shares for investment and without a view to distribution thereof.

(b)

All certificates for Common Stock delivered under the Plan pursuant to any Award will be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed and any applicable Federal or state securities law; and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.  If the Committee determines that the issuance of Common Stock hereunder is not in compliance with, or subject to an exemption from, any applicable Federal or state securities laws, such shares may not be issued until such time as the Committee determines that the issuance is permissible.

(c)

It is the intent of the Company that the Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 as promulgated under Section 16 of the Exchange Act so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act.  Accordingly, if the operation of any provision of the Plan would conflict with the intent expressed in this Section 20(c), such provision to the extent possible will be interpreted and/or deemed amended so as to avoid such conflict.

(d)

Except as otherwise provided by the Committee in the applicable grant or Award agreement, a Participant will have no rights as a stockholder with respect to any shares of Common Stocks subject to an Award until a certificate or certificates evidencing shares of Common Stock will have been issued to the Participant and, subject to Section 18, no adjustment may be made for dividends or distributions or other rights in respect of any share for which the record date is prior to the date on which Participant becomes the holder of record thereof.

(e)

The law of the State of New York will apply to all Awards and interpretations under the Plan regardless of the effect of such state’s conflict of laws principles.

(f)

Where the context requires, words in any gender will include any other gender.

(g)

Headings of Sections are inserted for convenience and reference; they do not constitute any part of this Plan.

(h)

The Committee will have the power to accelerate the time at which an Award may be exercisable or vest notwithstanding the terms of any Award agreement.

(i)

No payment pursuant to the Plan may be taken into account in determining any benefits pursuant to any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary, except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

(j)

The expenses of administering the Plan will be borne by the Company and its Subsidiaries.

(k)

No fractional shares of Common Stock may be issued and the Committee determines, in its discretion, whether cash will be given in lieu of fractional shares or whether such fractional shares will be eliminated by rounding up or down, as appropriate.

(l)

The Plan is intended to be an “unfunded” plan for incentive compensation.  With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award agreement will give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

20.

Expiration of the Plan.  Subject to earlier termination pursuant to Section 19, no Award may be granted following the ten year anniversary of the Effective Date and, except with respect to outstanding Awards, this Plan will terminate on such date.

21.

Effective Date; Approval of Stockholders.  The Plan is effective as of the date it is approved by the Board (the “Effective Date”); provided, that, no Incentive Stock Option may be exercised, unless and until the Plan has been approved by the affirmative vote of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting of stockholders duly held in accordance with the applicable laws of the State of New York within twelve months after the date the Plan is adopted by the Board.  If such stockholder approval is not obtained within twelve months after the date the Plan is adopted by the Board, all outstanding Awards other than Incentive Stock Options will be valid in all respects.  Unless the Company determines to submit Section 9 of the Plan and the definition of Performance Goal to the Company’s stockholders at the first stockholder meeting that occurs in the fifth year following the year in which the Plan was last approved by stockholders (or any earlier meeting designated by the Board), in accordance with the requirements of Section 162(m) of the Code, and such stockholder approval is obtained, then no further performance shares may be made to Covered Employees under Section 9 after the date of such annual meeting, but the remainder of the Plan will continue in effect.